Exhibit 99.1

Strayer Education, Inc. Reports Third Quarter 2011 Revenues and Earnings; and Fall Term 2011 Enrollments

-- Third Quarter Diluted EPS $1.20 --

-- Strayer University to Open Eight New Campuses in 2012 --

-- Share Repurchase Authorization Increased to $100 Million --

HERNDON, Va.--(BUSINESS WIRE)--November 3, 2011--Strayer Education, Inc. (Nasdaq: STRA) today announced financial results for the three months ended September 30, 2011. Financial highlights are as follows:

Three Months Ended September 30

  Revenues for the three months ended September 30, 2011 decreased 8% to $135.9 million, compared to $147.6 million for the same period in 2010, due to lower enrollment partly offset by a 5% tuition increase which commenced in January 2011.
  Income from operations was $24.4 million compared to $38.2 million for the same period in 2010, a decrease of 36%. Operating income margin was 18.0% compared to 25.9% for the same period in 2010.
  Net income was $13.9 million compared to $23.3 million for the same period in 2010, a decrease of 40%. Diluted earnings per share was $1.20 compared to $1.72 for the same period in 2010, a decrease of 30%. Diluted weighted average shares outstanding decreased 14% to 11,647,000 from 13,557,000 for the same period in 2010.

Nine Months Ended September 30

  Revenues for the nine months ended September 30, 2011 increased 1% to $471.6 million, compared to $464.8 million for the same period in 2010, due to a 5% tuition increase which commenced in January 2011 offset by lower average enrollments.
  Income from operations was $133.8 million compared to $156.9 million for the same period in 2010, a decrease of 15%. Operating income margin was 28.4% compared to 33.8% for the same period in 2010.
  Net income was $79.4 million compared to $95.4 million for the same period in 2010, a decrease of 17%. Diluted earnings per share was $6.58 compared to $6.98 for the same period in 2010, a decrease of 6%. Diluted weighted average shares outstanding decreased 12% to 12,055,000 from 13,663,000 for the same period in 2010.

Balance Sheet and Cash Flow

At September 30, 2011, the Company had cash and cash equivalents of $57.1 million. The Company generated $122.7 million from operating activities in the first nine months of 2011 compared to $141.4 million during the same period in 2010. Capital expenditures were $24.9 million for the nine months ended September 30, 2011 compared to $32.1 million for the same period in 2010.

As previously announced, the Company entered into an amended and restated revolving credit and term loan agreement on April 4, 2011. This credit facility, which is secured by the assets of the Company, provides a $100.0 million revolving credit facility and a $100.0 million term loan facility with a maturity date of March 31, 2014. Proceeds from the term loan were used to pay off the $80 million outstanding at March 31, 2011 under the original revolving credit facility. At September 30, 2011, the Company had $100.0 million outstanding under its term loan and $5.0 million outstanding under its revolving credit facility.

During the nine months ended September 30, 2011, the Company invested $182.7 million to repurchase approximately 1,370,000 shares of stock at an average of $133.32 per share, as part of a previously announced stock repurchase authorization. During the nine months ended September 30, 2011, the Company paid regular, quarterly dividends of $37.2 million ($1.00 per share for each quarterly dividend).

For the third quarter 2011, bad debt expense as a percentage of revenues was 3.8% compared to 4.2% for the same period in 2010. Days sales outstanding was 14 days at the end of the third quarter of 2011, compared to 13 days at the end of the third quarter of 2010.

Student Enrollment

Enrollment at Strayer University for the 2011 fall term decreased 11% to 54,233 students compared to 60,711 students for the same term in 2010. Across the Strayer University campus and online system, continuing student enrollments decreased 9%, while new student enrollments decreased 15%. Global online students decreased 15%. Students taking 100% of their classes online (including campus based students) decreased 8%.

Student Enrollment
	Fall 2010	Fall 2011	% Change
Campus Based Students:
New Campuses (32 in operation 3 years or less)
Classroom Students	2,387	2,704	13%
Online Students	2,875	3,651	27%
Total New Campus Based Students	5,262	6,355	21%
Mature Campuses (60 in operation more than 3 years)
Classroom Students	22,949	19,112	-17%
Online Students	26,369	23,550	-11%
Total Mature Campus Based Students	49,318	42,662	-13%
Total Campus Based Students	54,580	49,017	-10%
Global Online Students	6,131	5,216	-15%
Total University Enrollment	60,711	54,233	-11%

Total Students Taking 100% of Courses Online	35,375	32,417	-8%

New Campus Openings

The Company announced today that Strayer University successfully opened three new campuses for the fall academic term. Two campuses are located in Chicago, Illinois, a new market for Strayer University. The third campus is located in Dallas, Texas, its fourth campus in that market.

Board of Directors

The Company announced today that Karl McDonnell, President and Chief Operating Officer, has been elected to its Board of Directors. Robert S. Silberman, Chairman and Chief Executive Officer, commented, “Karl has been a key contributor in building Strayer University. His operational experience, strong leadership and sound judgment will be a great addition to Board deliberations.”

Academic Leadership

The Company announced today that Dr. Sondra Stallard is retiring as Strayer University President and taking Emeritus status. As President Emerita, in addition to remaining as a member of the Strayer University faculty, Dr. Stallard will also serve as the University’s Director of Accreditation and Regulatory Affairs. Additionally, the Company announced today that Dr. Michael Plater, Strayer University’s current Provost and Chief Academic Officer, will assume the role of Strayer University President. Prior to joining Strayer University, Dr. Plater served as Dean of the College of Arts and Sciences at North Carolina A&T University, and as an Associate Dean for the graduate school at Brown University. Dr. Plater holds a bachelor’s degree from Harvard University, a master’s degree in business administration from the University of Pennsylvania, and a Ph.D. from the College of William and Mary.

2011 Business Outlook

Based on enrollments announced for the 2011 fall term, the Company estimates fourth quarter 2011 diluted earnings per share will be in the range of $2.24 to $2.26. Based on its fourth quarter 2011 estimates, the Company expects its full year 2011 diluted earnings per share will be in the range of $8.82 to $8.84.

2012 Business Model

The Company announced today that Strayer University is implementing a 3% tuition increase effective January 2012, and that the University intends to open eight new campuses in 2012. Based on this investment plan and assuming 11,700,000 diluted weighted average shares outstanding and an effective tax rate of 39.5%, the Company today provided the following information to illustrate its 2012 business model:

Assumed new student enrollment (vs. 2011)	-10%	0%	10%
Total student enrollment (vs. 2011)	-9%	-6%	-3%
Revenue (millions)	$570	$590	$610
Operating income margin	21% to 22%	23% to 24%	25% to 26%
Diluted earnings per share	$6.00 to $6.20	$6.90 to $7.10	$7.80 to $8.00

Quarterly Cash Dividends

The Company announced today its intent to maintain its annual dividend of $4.00 per share in 2012 and that the Board of Directors declared a regular, quarterly cash dividend of $1.00 per share to be paid on December 12, 2011 to shareholders of record as of November 28, 2011.

Share Repurchase Plan

The Company announced today that the Company's Board of Directors amended the share repurchase program to authorize the repurchase of up to $100 million in value of the Company's common stock over the next 14 months. The Company had $25.0 million left under its authorization at September 30, 2011 and at the time the new authorization was approved by the Company’s Board of Directors. The Company intends to conduct such purchases, if any, in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended. This share repurchase program may be modified, suspended or terminated at any time by the Company without notice.

Shares and Options Outstanding

At September 30, 2011, the Company had 12,006,075 common shares issued and outstanding, and 100,000 stock options outstanding with an exercise price of $107.28 and a remaining contractual life of 1.4 years.

Conference Call with Management

Strayer Education, Inc. will host a conference call to discuss its third quarter 2011 earnings at 10:00 a.m. (ET) today. To participate on the live call, investors should dial (877) 303-9047 10 minutes prior to the start time. In addition, the call will be available via live Webcast over the Internet. To access the live Webcast of the conference call, please go to www.strayereducation.com 15 minutes prior to the start time of the call to register. An archived replay of the conference call will be available at (855) 859-2056 (conference id 94195606) starting at 1:00 p.m. (ET) today and will be available through Thursday, November 10, and archived at www.strayereducation.com for 90 days.

About Strayer Education, Inc.

Strayer Education, Inc. (Nasdaq: STRA) is an education services holding company that owns Strayer University and certain other assets. Strayer’s mission is to make higher education achievable for working adults in today’s economy. Strayer University is a proprietary institution of higher learning that offers undergraduate and graduate degree programs in business administration, accounting, information technology, education, health services administration, public administration, and criminal justice to working adult students at 92 campuses in 22 states and Washington, D.C. and worldwide via the Internet. Strayer University is committed to providing an education that prepares working adult students for advancement in their careers and professional lives. Founded in 1892, Strayer University is accredited by the Middle States Commission on Higher Education.

For more information on Strayer Education, Inc. visit www.strayereducation.com and for Strayer University visit www.strayer.edu.

Forward-Looking Statements

This press release contains statements that are forward looking and are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Such statements may be identified by the use of words such as “expect,” “estimate,” “assume,” “believe,” “anticipate,” “will,” “forecast,” “plan,” “project,” or similar words. The statements are based on the Company’s current expectations and are subject to a number of assumptions, uncertainties and risks. In connection with the safe-harbor provisions of the Reform Act, the Company has identified important factors that could cause the Company’s actual results to differ materially from those expressed in or implied by such statements. The assumptions, uncertainties and risks include the pace of growth of student enrollment, our continued compliance with Title IV of the Higher Education Act, and the regulations thereunder, as well as regional accreditation standards and state regulatory requirements, rulemaking by the Department of Education and increased focus by the U. S. Congress on for-profit education institutions, competitive factors, risks associated with the opening of new campuses, risks associated with the offering of new educational programs and adapting to other changes, risks relating to the timing of regulatory approvals, our ability to implement our growth strategy, risks associated with the ability of our students to finance their education in a timely manner, and general economic and market conditions. Further information about these and other relevant risks and uncertainties may be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and in its subsequent filings with the Securities and Exchange Commission, all of which are incorporated herein by reference and which are available from the Commission. We undertake no obligation to update or revise forward looking statements.

STRAYER EDUCATION, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)

	For the three months		For the nine months
	ended September 30,		ended September 30,
	2010	2011	2010	2011
Revenues	$147,597	$135,865	$464,781	$471,610
Costs and expenses:
Instruction and educational support	65,759	68,170	195,404	219,519
Marketing	23,621	23,351	51,933	55,634
Admissions advisory	6,583	6,533	18,693	20,174
General and administration	13,385	13,406	41,885	42,508
Income from operations	38,249	24,405	156,866	133,775
Investment income	331	5	822	149
Interest expense	--	1,209	--	2,559
Income before income taxes	38,580	23,201	157,688	131,365
Provision for income taxes	15,239	9,266	62,311	51,992
Net income	$23,341	$13,935	$95,377	$79,373
Earnings per share:
Basic	$1.73	$1.20	$7.04	$6.61
Diluted	$1.72	$1.20	$6.98	$6.58
Weighted average shares outstanding:
Basic	13,467	11,623	13,542	12,016
Diluted	13,557	11,647	13,663	12,055
Shares outstanding at end of quarter	13,589	12,006	13,589	12,006
Dividends per share (paid)	$0.75	$1.00	$2.25	$3.00

STRAYER EDUCATION, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share and per share data)

	December 31,	September 30,
	2010	2011
ASSETS
Current assets:
Cash and cash equivalents	$64,107	$57,071
Marketable securities available for sale, at fair value	12,386	--
Tuition receivable, net of allowances for doubtful accounts of $7,935 and $7,025 at December 31, 2010 and September 30, 2011, respectively	22,011	21,200
Other current assets	10,231	12,785
Total current assets	108,735	91,056
Property and equipment, net	116,063	121,898
Deferred income taxes	8,374	7,412
Restricted cash	500	500
Other assets	1,506	3,339
Total assets	$235,178	$224,205

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$31,280	$38,014
Accrued expenses	10,512	4,862
Income taxes payable	934	2,620
Unearned tuition	3,523	14,612
Other current liabilities	281	281
Current portion of term loan	--	22,500
Total current liabilities	46,530	82,889
Revolving credit facility	--	5,000
Term loan, less current portion	--	77,500
Other long-term liabilities	12,644	15,066
Total liabilities	59,174	180,455
Commitments and contingencies
Stockholders’ equity:
Common stock, par value $0.01; 20,000,000 shares authorized; 13,316,822 and 12,006,075 shares issued and outstanding at December 31, 2010 and September 30, 2011, respectively	133	120
Additional paid-in capital	1,206	6,059
Retained earnings	174,625	38,411
Accumulated other comprehensive income (loss)	40	(840)
Total stockholders’ equity	176,004	43,750
Total liabilities and stockholders’ equity	$235,178	$224,205

STRAYER EDUCATION, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
	For the nine months ended September 30,
	2010	2011
Cash flows from operating activities:
Net income	$95,377	$79,373
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sale of marketable securities	(118)	(66)
Amortization of gain on sale of assets	(211)	(211)
Amortization of deferred rent	54	885
Depreciation and amortization	12,813	15,779
Amortization of deferred financing costs	--	463
Deferred income taxes	(3,474)	941
Stock-based compensation	8,984	9,798
Changes in assets and liabilities:
Tuition receivable, net	(3,479)	811
Other current assets	(2,869)	(2,580)
Other assets	(257)	80
Accounts payable	20,574	10,155
Accrued expenses	3,638	(5,650)
Income taxes payable	(9,056)	1,585
Excess tax benefits from stock-based payment arrangements	(2,808)	--
Unearned tuition	21,553	11,089
Deferred lease incentives	725	297
Net cash provided by operating activities	141,446	122,749
Cash flows from investing activities:
Purchases of property and equipment	(32,067)	(24,887)
Purchases of marketable securities	(523)	(2)
Proceeds from the sale of marketable securities	12,500	12,388
Net cash used in investing activities	(20,090)	(12,501)
Cash flows from financing activities:
Common dividends paid	(31,224)	(37,161)
Proceeds from exercise of stock options	452	--
Excess tax benefits from stock-based payment arrangements	2,808	--
Repurchase of common stock	(73,228)	(182,664)
Proceeds from revolving credit facility	--	100,000
Payments on revolving credit facility	--	(95,000)
Proceeds from term loan	--	100,000
Payment of deferred financing costs	--	(2,459)
Net cash used in financing activities	(101,192)	(117,284)
Net increase (decrease) in cash and cash equivalents	20,164	(7,036)
Cash and cash equivalents – beginning of period	63,958	64,107
Cash and cash equivalents – end of period	$84,122	$57,071
Non-cash transactions:
Purchases of property and equipment included in accounts payable	$2,667	$2,087

CONTACT:
Strayer Education, Inc.
Mark C. Brown, Executive Vice President and
Chief Financial Officer
703-247-2514
or
Sonya Udler, Senior Vice President,
Corporate Communications
703-247-2517
sonya.udler@strayer.edu